Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL OVERDELIVERS ON ALL GUIDED METRICS IN THE FIRST QUARTER; RAISES FULL-YEAR SALES AND ADJUSTED EPS GUIDANCE

•Delivered Double-Digit Sales Growth in Safety and Productivity Solutions; Returned to Sales Growth in Honeywell Building Technologies
•Expanded Segment Margin in Aerospace, Honeywell Building Technologies, and Safety and Productivity Solutions
•Delivered Earnings Per Share of $2.03, Adjusted EPS1 of $1.92, Exceeding High End of Guidance Range by 9 Cents
•Deployed $3.0 Billion in Capital to Acquisitions, Share Repurchases, Dividends, and Capital Expenditures

CHARLOTTE, N.C., April 23, 2021 -- Honeywell (NYSE: HON) today announced results for the first quarter that exceeded the company's guidance. The company also raised its full-year sales guidance and raised the midpoint of its adjusted earnings per share and cash flow guidance.
“Honeywell delivered a strong start to 2021 with first-quarter results that exceeded our expectations. We are seeing promising signs of a rapid recovery in some of our markets, and we are poised to capitalize on new business opportunities as they arise,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “We reported first-quarter sales of $8.5 billion, flat year over year, or a decline of 2% on an organic basis. Our first-quarter sales exceeded the high end of our guidance range by approximately $250 million driven by continued double-digit growth in our Warehouse and Workflow Solutions and personal protective equipment businesses as well as demand for our building products and services, advanced materials, and connected software. Operating margin contracted 220 basis points for the quarter to 17.8%, with segment margin contracting 80 basis points to 21.0%, which exceeded the high end of our guidance by 10 basis points. We delivered segment margin expansion in Aerospace, Honeywell Building Technologies, and Safety and Productivity Solutions for the second consecutive quarter, supported by our streamlined cost base following the cost actions we took in 2020. We delivered earnings per share of $2.03, with adjusted earnings per share1 of $1.92, down 13% year over year but 9 cents above the high end of the previously provided guidance range. We continued to take advantage of our strong balance sheet, and deployed capital to high-return opportunities in the quarter, including closing our acquisition of quality management software leader Sparta Systems and announcing the acquisition of a majority stake in Fiplex, a leading provider of in-building communications systems. In addition, we repurchased $0.8 billion in Honeywell shares and made five strategic investments through Honeywell Ventures.”
Adamczyk continued, “As we look to the rest of 2021 and beyond, we are well positioned for the recovery to come. Our new offerings in growing markets like life sciences are gaining traction and the industries that were hardest hit by the pandemic are expected to improve throughout the year. We have a robust portfolio of

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Honeywell Q1’21 Results - 2

technologies that help our customers meet their environmental and social goals. In fact, about half of Honeywell’s new product introduction research and development investment is directed toward products that improve environmental and social outcomes for customers. Earlier this month, we pledged to become carbon neutral in our operations and facilities by 2035, building on our commitment to reduce our carbon footprint in 2024 by 10% from 2018 levels. Our confidence in this commitment is underpinned by our history of setting aggressive environmental targets and beating them, which has enabled us to reduce our greenhouse gas intensity by more than 90% since 2004. We look forward to continuing to deliver outstanding results for our shareowners, customers, and employees."
As a result of the company’s first-quarter performance and management’s outlook for the remainder of the year, Honeywell raised its full-year sales guidance and raised the midpoint of its adjusted earnings per share and cash flow guidance. Full-year organic sales growth is now expected to be in the range of 3% to 5%. Adjusted earnings per share2 is expected to be $7.75 to $8.00, up 15 cents from the low end of the prior guidance range. Operating cash flow is now expected to be in the range of $5.8 billion to $6.1 billion and free cash flow is now expected to be in the range of $5.2 billion to $5.5 billion. A summary of the company’s full-year guidance changes can be found in Table 1.

First-Quarter Performance
Honeywell sales for the first quarter were flat on a reported basis and down 2% on an organic basis. The first-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the first quarter were down 22% on an organic basis driven by lower commercial aftermarket demand due to the ongoing impact of reduced flight hours, softness in commercial original equipment, and lower volumes in international defense, partially offset by growth in U.S. defense and space. Segment margin expanded 110 basis points to 29.0%. Margin performance was due to a number of factors, including commercial excellence, cost management, and a one-time benefit.
Honeywell Building Technologies sales for the first quarter were up 2% on an organic basis driven by demand for Products and growth in Building Solutions services. Orders were up mid-single digits year over year, driven by strong bookings for services and security products. Segment margin expanded 200 basis points to 22.5% driven by commercial excellence and productivity, net of inflation.
Performance Materials and Technologies sales for the first quarter were down 6% on an organic basis driven by continued delays in Process Solutions automation projects, lower volumes in smart energy, and lower demand for licensing and catalysts in UOP, partially offset by continued growth in Advanced Materials driven by strong demand for fluorine products and specialty materials. Segment margin contracted 290 basis points to 18.5% driven by the impact of sales mix, partially offset by commercial excellence.
Safety and Productivity Solutions sales for the first quarter were up 47% on an organic basis driven by double-digit Warehouse and Workflow Solutions, personal protective equipment, and Productivity Solutions and Services growth. Orders were up double digits year over year for the sixth straight quarter, led by continued demand for personal protective equipment and Productivity Solutions and Services, and backlog remained above $4 billion for the third quarter in a row. Segment margin expanded 180 basis points to 14.3% driven by the impact of higher sales volumes.

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Honeywell Q1’21 Results - 3

Conference Call Details
Honeywell will discuss its first-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (800) 263-0877 (domestic) or (646) 828-8143 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first-quarter 2021 earnings call or provide the conference code HON1Q21. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT April 23 until 12:30 p.m. EDT April 30 by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 8053208.

TABLE 1: FULL-YEAR 2021 GUIDANCE4

	Previous Guidance	Current Guidance
Sales	$33.4B - $34.4B	$34.0B - $34.8B
Organic Growth	1% - 4%	3% - 5%
Segment Margin	20.7% - 21.1%	20.7% - 21.1%
Expansion	Up 30 - 70 bps	Up 30 - 70 bps
Adjusted Earnings Per Share[2]	$7.60 - $8.00	$7.75 - $8.00
Adjusted Earnings Growth[3]	7% - 13%	9% - 13%
Operating Cash Flow	$5.7B - $6.1B	$5.8B - $6.1B
Free Cash Flow	$5.1B - $5.5B	$5.2B - $5.5B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	1Q 2021	1Q 2020	Change
Sales	8,454	8,463	—%
Organic Growth			(2%)
Segment Margin	21.0%	21.8%	-80 bps
Operating Income Margin	17.8%	20.0%	-220 bps
Earnings Per Share	$2.03	$2.21	(8%)
Adjusted Earnings Per Share[1]	$1.92	$2.21	(13%)
Cash Flow from Operations	978	939	4%
Operating Cash Flow Conversion	69%	59%	10%
Free Cash Flow	757	800	(5%)
Adjusted Free Cash Flow Conversion[5]	56%	51%	5%

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Honeywell Q1’21 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	1Q 2021	1Q 2020	Change
Sales	2,632	3,361	(22%)
Organic Growth			(22%)
Segment Profit	762	937	(19%)
Segment Margin	29.0%	27.9%	110 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,358	1,281	6%
Organic Growth			2%
Segment Profit	305	262	16%
Segment Margin	22.5%	20.5%	200 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,346	2,397	(2%)
Organic Growth			(6%)
Segment Profit	434	512	(15%)
Segment Margin	18.5%	21.4%	-290 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	2,118	1,424	49%
Organic Growth			47%
Segment Profit	303	178	70%
Segment Margin	14.3%	12.5%	180 bps
1Adjusted EPS and adjusted EPS V% exclude the $0.11 impact of the sale of the retail footwear business
2Adjusted EPS guidance excludes the $0.11 impact of the sale of the retail footwear business and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market
3Adjusted EPS V% guidance excludes the $0.11 impact of the sale of the retail footwear business, any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market, 4Q20 pension mark-to-market, 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, and non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett Motion Inc. (Garrett), net of proceeds from the settlement of related hedging transactions
4As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis
5Adjusted free cash flow conversion excludes the gain on sale of the retail footwear business

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales;
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Honeywell Q1’21 Results - 5

organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures plus anticipated cash receipts from Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as free cash flow divided by net income attributable to Honeywell, excluding the gain on sale of the Retail footwear business, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market, the favorable resolution of a foreign tax matter related to the spin-off transactions, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions, and the gain on sale of the Retail footwear business, if and as noted in the release. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q1’21 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Product sales	$6,409	$6,305
Service sales	2,045	2,158
Net sales	8,454	8,463
Costs, expenses and other
Cost of products sold(1)	4,551	4,374
Cost of services sold(1)	1,158	1,160
	5,709	5,534
Selling, general and administrative expenses(1)	1,236	1,238
Other (income) expense	(442)	(317)
Interest and other financial charges	90	73
	6,593	6,528
Income before taxes	1,861	1,935
Tax expense (benefit)	413	329
Net income	1,448	1,606
Less: Net income attributable to the noncontrolling interest	21	25
Net income attributable to Honeywell	$1,427	$1,581
Earnings per share of common stock - basic	$2.05	$2.23
Earnings per share of common stock - assuming dilution	$2.03	$2.21
Weighted average number of shares outstanding - basic	696.2	709.6
Weighted average number of shares outstanding - assuming dilution	704.5	717.0

(1)Cost of products and services sold and Selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.
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Honeywell Q1’21 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
Net Sales	2021	2020
Aerospace	$2,632	$3,361
Honeywell Building Technologies	1,358	1,281
Performance Materials and Technologies	2,346	2,397
Safety and Productivity Solutions	2,118	1,424
Total	$8,454	$8,463

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,
Segment Profit	2021	2020
Aerospace	$762	$937
Honeywell Building Technologies	305	262
Performance Materials and Technologies	434	512
Safety and Productivity Solutions	303	178
Corporate	(29)	(41)
Total segment profit	1,775	1,848
Interest and other financial charges	(90)	(73)
Stock compensation expense (1)	(77)	(44)
Pension ongoing income (2)	276	198
Other postretirement income (2)	17	13
Repositioning and other charges (3,4)	(141)	(62)
Other (5)	101	55
Income before taxes	$1,861	$1,935

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

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Honeywell Q1’21 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,718	$14,275
Short-term investments	942	945
Accounts receivable - net	6,675	6,827
Inventories	4,607	4,489
Other current assets	1,645	1,639
Total current assets	25,587	28,175
Investments and long-term receivables	746	685
Property, plant and equipment - net	5,547	5,570
Goodwill	16,981	16,058
Other intangible assets - net	3,799	3,560
Insurance recoveries for asbestos related liabilities	347	366
Deferred income taxes	762	760
Other assets	9,792	9,412
Total assets	$63,561	$64,586
LIABILITIES
Current liabilities:
Accounts payable	$5,792	$5,750
Commercial paper and other short-term borrowings	3,568	3,597
Current maturities of long-term debt	1,635	2,445
Accrued liabilities	6,955	7,405
Total current liabilities	17,950	19,197
Long-term debt	16,124	16,342
Deferred income taxes	2,309	2,113
Postretirement benefit obligations other than pensions	234	242
Asbestos-related liabilities	1,873	1,920
Other liabilities	6,812	6,975
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,252	17,790
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$63,561	$64,586
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Honeywell Q1’21 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,448	$1,606
Less: Net income attributable to the noncontrolling interest	21	25
Net income attributable to Honeywell	1,427	1,581
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	171	153
Amortization	170	90
Gain on sale of non-strategic businesses and assets	(90)	—
Repositioning and other charges	141	62
Net payments for repositioning and other charges	(195)	(111)
Pension and other postretirement income	(293)	(212)
Pension and other postretirement benefit payments	(14)	(14)
Stock compensation expense	77	44
Deferred income taxes	63	(58)
Other	(96)	(179)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	143	41
Inventories	(158)	(163)
Other current assets	(66)	166
Accounts payable	57	(54)
Accrued liabilities	(359)	(407)
Net cash provided by (used for) operating activities	978	939
Cash flows from investing activities:
Expenditures for property, plant and equipment	(221)	(139)
Proceeds from disposals of property, plant and equipment	14	7
Increase in investments	(736)	(648)
Decrease in investments	612	843
Receipts (payments) from settlements of derivative contracts	140	287
Cash paid for acquisitions, net of cash acquired	(1,303)	—
Proceeds from sales of businesses, net of fees paid	190	—
Net cash provided by (used for) investing activities	(1,304)	350
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,268	3,455
Payments of commercial paper and other short-term borrowings	(1,266)	(3,373)
Proceeds from issuance of common stock	67	66
Proceeds from issuance of long-term debt	23	1,127
Payments of long-term debt	(817)	(1,125)
Repurchases of common stock	(822)	(1,923)
Cash dividends paid	(640)	(635)
Other	(30)	(38)
Net cash provided by (used for) financing activities	(2,217)	(2,446)
Effect of foreign exchange rate changes on cash and cash equivalents	(14)	(189)
Net increase (decrease) in cash and cash equivalents	(2,557)	(1,346)
Cash and cash equivalents at beginning of period	14,275	9,067
Cash and cash equivalents at end of period	$11,718	$7,721
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Honeywell Q1’21 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended March 31, 2021
Honeywell
Reported sales % change	—%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(2)%

Aerospace
Reported sales % change	(22)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(22)%

Honeywell Building Technologies
Reported sales % change	6%
Less: Foreign currency translation	4%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	2%

Performance Materials and Technologies
Reported sales % change	(2)%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	(6)%

Safety and Productivity Solutions
Reported sales % change	49%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	(1)%
Organic sales % change	47%

We define organic sales percent as the year over year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Q1’21 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2021	2020	2020
Segment profit	$1,775	$1,848	$6,665
Stock compensation expense (1)	(77)	(44)	(168)
Repositioning, Other (2,3)	(155)	(74)	(641)
Pension and other postretirement service costs (4)	(34)	(39)	(160)
Operating income	$1,509	$1,691	$5,696
Segment profit	$1,775	$1,848	$6,665
÷ Net sales	$8,454	$8,463	$32,637
Segment profit margin %	21.0%	21.8%	20.4%
Operating income	$1,509	$1,691	$5,696
÷ Net sales	$8,454	$8,463	$32,637
Operating income margin %	17.8%	20.0%	17.5%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other (income) expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.
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Honeywell Q1’21 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2021	2020	2020
Earnings per share of common stock - assuming dilution (1)	$2.03	$2.21	$6.72
Pension mark-to-market expense (2)	—	—	0.04
Separation related tax adjustment (3)	—	—	(0.26)
Gain on sale of retail footwear business (4)	(0.11)	—	—
Garrett related adjustment (5)	—	—	0.60
Adjusted earnings per share of common stock - assuming dilution	$1.92	$2.21	$7.10

(1)    For the three months ended March 31, 2021 and 2020, adjusted earnings per share utilizes weighted average shares of approximately 704.5 million and 717.0 million. For the twelve months ended December 31, 2020, adjusted earnings per share utilizes weighted average shares of 711.2 million.
(2)    Pension mark-to-market expense uses a blended tax rate of 25% for 2020.
(3)    For the twelve months ended December 31, 2020, separation related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.
(4)    For the three months ended March 31, 2021, the adjustment was $72 million net of tax due to the gain on sale of the retail footwear business.
(5)    For the twelve months ended December 31, 2020, adjustment was $427 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.
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Honeywell Q1’21 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Cash provided by operating activities	$978	$939
Expenditures for property, plant and equipment	(221)	(139)
Free cash flow	757	800
Separation cost payments	—	—
Adjusted free cash flow	$757	$800
Net income attributable to Honeywell	1,427	1,581
Separation related tax adjustment	—	—
Pension mark-to-market	—	—
Gain on sale of retail footwear business (1)	(72)	—
Adjusted net income attributable to Honeywell	$1,355	$1,581
Cash provided by operating activities	$978	$939
÷ Net income (loss) attributable to Honeywell	$1,427	$1,581
Operating cash flow conversion	69%	59%
Adjusted free cash flow	$757	$800
÷ Adjusted net income attributable to Honeywell	$1,355	$1,581
Adjusted free cash flow conversion %	56%	51%

(1)    The adjustment due to a gain on sale of the retail footwear business.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus anticipated cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets.

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Honeywell Q1’21 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2021(E) ($B)
Cash provided by operating activities	~$5.8 - $6.1
Expenditures for property, plant and equipment	~(1)
Garrett cash receipts	0.4
Free cash flow	~$5.2 - $5.5

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus anticipated cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets.

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Honeywell Q1’21 Results - 15

Honeywell International Inc.
Reconciliation of Expected Earnings per Share to Adjusted Earnings per Share (Unaudited)

Twelve Months Ended December 31, 2021(E)

Earnings per share of common stock - assuming dilution (1)	$7.86 - $8.11
Gain on sale of retail footwear business (2)	(0.11)
Adjusted earnings per share of common stock - assuming dilution	$7.75 - $8.00

(1)     For the twelve months ended December 31, 2021, expected earnings per share utilizes weighted average shares of approximately 705 million.
(2)     For the twelve months ended December 31, 2021, the adjustment was $72 million net of tax due to the gain on sale of the retail footwear business.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate any potential future one-time items, such as pension mark-to-market, without unreasonable effort. Pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.